ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated March 30, 2006 (this “Assignment” or this “Agreement”), is entered into among Morgan Stanley Mortgage Capital Inc. (the “Owner”), HomEq Servicing Corporation, a New Jersey corporation (the “Servicer”), and LaSalle Bank National Association, as trustee (the “Trustee”) of Morgan Stanley Mortgage Loan Trust 2006-4SL (the “Trust”), and acknowledged by Morgan Stanley Capital I Inc. (the “Depositor”) and GMAC Mortgage Corporation (“GMACM”) as interim servicer (the “Interim Servicer”).

WHEREAS, on March 30, 2006, the Owner sold certain mortgage loans (the “Specified Mortgage Loans”) to the Trust, which was formed pursuant to a trust agreement, dated as of March 1, 2006 (the “Trust Agreement”), between the Depositor and the Trustee;

WHEREAS, in connection with the sale of the Specified Mortgage Loans to the Trust, the Owner retained the right to service the Specified Mortgage Loans;

WHEREAS, pursuant to that certain servicing agreement, dated as of March 1, 2006 (the “Original Servicing Agreement”), as modified by the Assignment, Assumption and Recognition Agreement, dated as of March 1, 2006, by and among the Owner, GMACM and the Trustee, and acknowledged by the Depositor (the “AAR” and the Original Servicing Agreement as modified by the AAR, the “Servicing Agreement”), GMACM agreed to service the Specified Mortgage Loans on behalf of the Trust pursuant to the terms of the Servicing Agreement;

WHEREAS, the Owner desires to sell to the Servicer and the Servicer desires to purchase from the Owner the right to service the Specified Mortgage Loans (the “Servicing Rights”), subject to the terms hereof and the terms of the Servicing Agreement as further modified herein;

WHEREAS, on or about May 1, 2006 (the “Servicing Transfer Date”), the Interim Servicer shall transfer the direct servicing of the Specified Mortgage Loans to the Servicer, and the Servicer has agreed to service such Specified Mortgage Loans on behalf of the Trust pursuant to the terms of the Servicing Agreement; and

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1.

Assignments; Acknowledgement of Sale of Servicing Rights.

The Servicer and the Owner hereby acknowledge that, pursuant to a commitment letter, dated as of the date hereof, between the Owner as seller and Servicer as purchaser, the Owner, as owner of all of the Servicing Rights with respect to the Specified Mortgage Loans has agreed to sell such Servicing Rights to the Servicer.

Pursuant to such commitment letter, the Servicer has agreed to accept the Servicing Rights with respect to the Specified Mortgage Loans and hereby agrees to service the Specified Mortgage Loans in accordance with the Servicing Agreement, as modified by the conditions contained in this Agreement.

Notwithstanding any provision in the Servicing Agreement to the contrary, the Servicer shall not have any obligations or liabilities hereunder or thereunder with respect to the Specified Mortgage Loans or otherwise prior to the Servicing Transfer Date.  The Interim Servicer shall have all rights and obligations under the Servicing Agreement with respect to the Specified Mortgage Loans prior to the Servicing Transfer Date including, without limitation, making all P&I Advances and Compensating Interest payments and delivering all reports required in April 2006.

2.

Representations and Warranties of the Servicer.

The Servicer hereby warrants and represents to, and covenants with, the Owner and the Trustee that, except as modified pursuant to Section 3 of this Assignment, each of the representations and warranties set forth in Section 6.01 of the Original Servicing Agreement are true and correct with respect to the Servicer as of the date hereof.

The Servicer agrees to comply with any provision of the Custodial Agreement (as defined in the Trust Agreement) applicable to it in connection with obtaining releases of any documents related to the Specified Mortgage Loans.

3.

Amendments to Servicing Agreement

(a)

The definitions set forth in Section 1 of the Original Servicing Agreement are each hereby amended by creating and adding the following definitions to the Original Servicing Agreement or by deleting the existing definitions in their entirety in the Original Servicing Agreement and replacing them with the following:

“Accepted Servicing Practices” shall mean the servicing and administration of the Mortgage Loans for which the Servicer is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Servicer generally services and administers similar mortgage loans with similar mortgagors, giving due consideration to customary and usual standards of practice of prudent institutional residential mortgage lenders servicing their own loans, (b) with a view to the maximization of the recovery of principal and interest on such Mortgage Loans on a net present value basis and the best interests of the Seller, any Person to which the Mortgage Loans may be transferred by the Owner and the holders of any securities relating to the Mortgage Loans and (c) without regard to (i) any relationship that the Servicer or any Affiliate thereof may have with the related Mortgagor or any other party to the transaction; (ii) the ownership of any securities by the Servicer or by any Affiliate thereof; (iii) the right of the Servicer to receive compensation or other fees for its services rendered pursuant to this Agreement; and (iv) the obligation of the Servicer to make P&I Advances or Servicing Advances..

“Advancing Person” shall mean the Person to whom the Servicer’s rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 10.03 herein.

“Business Day” shall mean a day other than Saturday, Sunday, or any other day on which banks in any of the States of California, New York or New Jersey or any other state in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

“Closing Date” shall mean March 30, 2006.

“Collection Account” shall mean the separate account or accounts created and maintained by the Servicer pursuant to Section 3.04 of this Agreement, which shall be entitled “HomEq Servicing Corporation, as Servicer, in trust for Morgan Stanley Mortgage Loan Trust 2006-4SL.”

“Compensating Interest”: For any Distribution Date, the lesser of (a) the amount by which such Prepayment Interest Shortfall exceeds all Prepayment Interest Excesses for such Distribution Date and (b) the amount of the Servicing Fee payable to the Servicer for such Distribution Date.

“Custodian” shall mean LaSalle Bank National Association, or any successor thereto.

“Cut-off Date” shall mean March 1, 2006.

“Distribution Account” shall have the meaning assigned to it in the Trust Agreement.

“Escrow Account” shall mean the separate trust account or accounts created and maintained by the Servicer for the deposit and retention of Escrow Payments pursuant to Section 3.06 of this Agreement, which shall be entitled “HomEq Servicing Corporation, as Servicer, in trust for Morgan Stanley Mortgage Loan Trust 2006-4SL, and various mortgagors.”

“Holder” shall have the meaning assigned to it in the Trust Agreement.

“Latest Possible Maturity Date” shall have the meaning assigned to it in the Trust Agreement.

“Prepayment Charge” shall mean any prepayment premium, penalty or charge required to be paid by the Mortgagor with respect to a Mortgage Loan in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note.

“Prepayment Interest Excess”: With respect to any Distribution Date, any interest collected by the Servicer with respect to any Mortgage Loan serviced by the Servicer as to which a voluntary Principal Prepayment in Full occurs from the 1st day of the month through the 15th day of the month in which such Distribution Date occurs and that represents interest that accrues from the 1st day of such month to the date of such Principal Prepayment in Full.

“Prepayment Interest Shortfall Amount”: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the portion of the Prepayment Period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or from the day following the Cut-off Date, in the case of the first Distribution Date) through the last day of such month, the subject of a voluntary Principal Prepayment in Full which is not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the Due Date in the following month and which was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date, an amount equal to the product of (a) the Mortgage Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period begins.

“Prepayment Period”: With respect to any Distribution Date, either (i) with respect to any Principal Prepayments in Full, the period from and including the 16th day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, from and including the Cut-off Date) to and including the 15th day of the month in which such Distribution Date occurs, or (ii) with respect to any partial Principal Prepayments, the calendar month preceding the month in which such Distribution Date occurs.

“Principal Prepayment in Full”: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

“REMIC” shall have the meaning assigned to it in the Trust Agreement.

“Residual Certificate” shall have the meaning assigned to it in the Trust Agreement.

“Remittance Advice Date” shall mean the Determination Date of each month.

“Servicing Fee” shall mean, with respect to each Mortgage Loan, the amount of the annual fee the Owner shall pay to the Servicer, which shall, for each month, be equal to one-twelfth of (i) the product of the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan.  Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed, and shall be pro rated (based upon the number of days of the related month the Servicer so acted as Servicer relative to the number of days in that month) for each part thereof.  The obligation of the Owner to pay the Servicing Fee is limited to, and payable solely from, the interest portion of the related Monthly Payments, Insurance Proceeds, Condemnation Proceeds and REO Disposition Proceeds collected by the Servicer or as otherwise provided by Section 3.05.  No Servicing Fee will accrue with respect to any Charged-off Loan or Released Mortgage Loan.

“Servicing Fee Rate” 0.50% per annum.

“Trust Fund” shall have the meaning assigned to it in the Trust Agreement.

(b)

The definition of “Acknowledgement Agreement” in the Original Servicing Agreement is hereby deleted in its entirety.

(c)

The definition of “Demotech” in the Original Servicing Agreement is hereby deleted in its entirety.

(d)

The definition of “Owner Servicing Guidelines” in the Original Servicing Agreement is hereby deleted in its entirety.

(e)

Section 2.01 of the Original Servicing Agreement is hereby deleted in its entirety.

(f)

Section 2.02 of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

2.02.  The obligation of the Servicer to Service the Mortgage Loans (as listed on the related Mortgage Loan Schedule) shall begin upon the Servicing Transfer Date (as defined in the Servicing Agreement).  The transfer will be executed according to mutually agreeable Servicing Transfer procedures.

(g)

Section 2.05 of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

2.05 Delivery of Powers of Attorney.

The Trustee shall execute and deliver, at the written request of the Servicer, and furnish to the Servicer, at the expense of the requesting party, a power of attorney in the standard form provided by the Trustee to take title to the Mortgaged Properties after foreclosure in the name of and on behalf of the Trustee and for purposes described herein to the extent necessary or desirable to enable the Servicer to perform its respective duties.  The Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

(h)

Section 2.08(a)  of the Original Servicing Agreement is hereby amended by deleting the last sentence of such Section 2.08(a).

(i)

Section 3.01(a) of the Original Servicing Agreement is hereby amended by deleting the clause “; provided, however, that all Distressed Mortgage Loans shall be transferred by the Owner when a Mortgage Loan is 90 days delinquent” at the end of the second sentence of such section.

(j)

Section 3.01(c) of the Original Servicing Agreement is hereby amended by deleting the first two paragraphs of such section and replacing them with the following:

The Servicer may waive, in whole or in part, a Prepayment Charge only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan, (ii) such Prepayment Charge is not permitted to be collected by applicable federal, state or local law or regulation or (iii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. If a Prepayment Charge is waived other than as permitted by the prior sentence, then the Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.

(k)

Section 3.05(iv) of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(iv) to pay itself interest on funds deposited in the Collection Account pursuant to Section 3.08, to pay itself Prepayment Interest Excess to the extent not used to cover Prepayment Interest Shortfall Amounts and to pay itself the Servicing Fees pursuant to Section 5.01 of this Agreement (less Compensating Interest payments required to be made by the Servicer hereunder); provided, however, that to the extent  Servicing Fees are not recoverable from payments or other proceeds from the related Mortgage Loans, then such unpaid Servicing Fees shall be recoverable from other funds in the Collection Account;

(l)

Section 3.09 of the Original Servicing Agreement is hereby amended by adding the following as a second paragraph to such section:

To the extent that any taxes are imposed on the related REMIC by federal or state governmental authorities as a result of the breach of any representation, warranty or covenant of the Servicer, then the Servicer shall pay to the Trustee when due any and all such taxes.

(m)

Section 3.10 of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

3.10 Maintenance of Flood Insurance.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier acceptable to Fannie Mae or Freddie Mac or rated B or better in the current Best’s Key Rating Guide in an amount representing coverage equal to the lesser of (i) the aggregate unpaid principal balance of the related Mortgage Loan and of any mortgage loan senior to such Mortgage Loan, (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended (regardless of whether the area in which such Mortgaged Property is located is participating in such program) and (iii) the full replacement value of the improvements which are part of such Mortgaged Property.  If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the FEMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification and the holder of the Superior Lien fails to require or force place the required flood insurance under this Section 3.10, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

(n)

Section 3.12 of the Original Servicing Agreement is hereby amended by deleting the last sentence of such section and replacing it with the following:

The minimum coverage under any such bond and insurance policy shall be at least equal to the greater of the corresponding amounts required of the Servicer by Fannie Mae and Freddie Mac.  The Servicer shall provide evidence of the bond and/or insurance policy to the Purchaser upon request.

(o)

Section 3.14 of the Original Servicing Agreement is hereby amended by deleting the first, second and third paragraphs of such section and replacing them with the following:

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee on behalf of the Certificateholders, or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer, at the Trustee’s request, from any attorney duly licensed to practice law in the state where the REO Property is located.  The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale.  The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, in the same locality as the REO Property is located and consistent with the Accepted Servicing Practices.  The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage and flood insurance in accordance with the provisions of Section 3.09 and 3.10 hereof.  The Servicer shall also maintain liability insurance (which may be a blanket policy) that covers REO Property serviced by the Servicer.

(p)

Section 3.14 of the Original Servicing Agreement is hereby amended by deleting the second sentence of the fourth paragraph of such section.

(q)

Section 3.16 of the Original Servicing Agreement is hereby amended by deleting the last sentence of such section and replacing it with the following:

Should the Servicer elect to assist in obtaining any documents or information which may be missing from the Legal File, the Owner shall be required to reimburse the Servicer for any reasonable expense incurred by the Servicer in providing that assistance, whether or not the Servicer is ultimately successful in obtaining the missing information.

(r)

Sections 3.19, 3.20, 3.21, 3.22, 3.23 and 3.24 are hereby created and added to the Original Servicing Agreement as follows:

3.19 Subservicing Agreements between the Servicer and Subservicers.

(a)

The Servicer may enter into subservicing agreements with Subservicers for the servicing and administration of the Mortgage Loans (“Subservicing Agreements”).  The Servicer represents and warrants to the other parties hereto that no Subservicing Agreement is in effect as of the Closing Date with respect to any Mortgage Loans required to be serviced by it hereunder.  The Servicer shall give notice to the Depositor and the Trustee of any such Subservicer and Subservicing Agreement, which notice shall contain all information (including without limitation a copy of the Subservicing Agreement) reasonably necessary to enable the Trustee, pursuant to Section 6.14 of the Trust Agreement, to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).  No Subservicing Agreement shall be effective until 30 days after such written notice is received by both the Depositor and the Trustee.  The Trustee shall not be required to review or consent to such Subservicing Agreements and shall have no liability in connection therewith.

(b)

Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer.  Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.24 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement.  The Servicer will examine each Subservicing Agreement to which it is a party and will be familiar with the terms thereof.  The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement.  The Servicer and the respective Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee.  Any variation without the consent of the Trustee from the provisions set forth in Section 3.24 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited.  The Servicer shall deliver to the Trustee and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(c)

As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement to which the Servicer is a party, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

(d)

The Servicer shall cause any Subservicer engaged by the Servicer (or by any Subservicer) for the benefit of the Depositor and the Trustee to comply with the provisions of this Section 3.19 and with Sections 5.04, 5.05, 5.08 and 7.02 of this Agreement to the same extent as if such Subservicer were the Servicer, and to provide the information required with respect to such Subservicer under Section 3.24 of this Agreement.  The Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under Section 5.05 and any assessment of compliance report and related accountant’s attestation required to be delivered by such Subservicer under Section 5.04, in each case as and when required to be delivered.

(e)

Subject to the conditions set forth in this Section 3.19, the Servicer and any Subservicer engaged by the Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. The Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by the Servicer or any such Subservicer, specifying, not later than the date specified for delivery of the annual report on assessment of compliance set forth in Section 5.05(b)(i) the identity of each such Subcontractor, if any, that is “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph. As a condition to the utilization by the Servicer or any such Subservicer of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer (or by any such Subservicer) for the benefit of the Depositor and the Trustee to comply with the provisions of Section 5.05 of this Agreement to the same extent as if such Subcontractor were the Servicer.  The Servicer shall be responsible for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant’s attestation required to be delivered by such Subcontractor under Section 5.05, in each case as and when required to be delivered.

Notwithstanding the foregoing, if the Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, the Servicer shall be responsible for determining whether such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB. If the Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a “servicer” within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Subservicer for purposes of this Agreement, the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.19(a) and the Servicer shall comply with Section 3.19(d) with respect thereto.

3.20

Successor Subservicers. The Servicer shall be entitled to terminate any Subservicing Agreement to which the Servicer is a party and the rights and obligations of any Subservicer pursuant to any such Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement; provided, however, that the termination, resignation or removal of a Subservicer shall be not be effective until 30 days after written notice is received by both the Depositor and the Trustee that contains all information reasonably necessary to enable the Trustee, pursuant to Section 6.14 of the Trust Agreement, to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer party to the related Subservicing Agreement without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

Any Subservicing Agreement shall include the provision that such agreement maybe immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer party to the related Subservicing Agreement shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

3.21

Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

3.22

No Contractual Relationship between Subservicers and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee (or any successor to the Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.23. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

3.23  Assumption or Termination of Subservicing Agreements by Trustee. In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee, or the successor servicer if the successor is not the Trustee, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Trustee, or the successor servicer if the successor is not the Trustee, prior to the Trustee, or the successor servicer if the successor is not the Trustee, assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.20.

Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.20, to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to which the predecessor Servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any such Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor to the Servicer shall be deemed to have assumed any liability or obligation of such servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Trustee, its designee or the successor Servicer deliver to the assuming party all documents and records relating to each Subservicing Agreement to which it is a party and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

3.24  Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the “Subservicing Account”). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer’s receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

(s)

Section 4.01 of the Original Servicing Agreement is hereby amended by deleting the second and third paragraphs of such section in their entirety and replacing them with the following:

All distributions made to the Owner pursuant to this Agreement shall be made by wire transfer of immediately available funds to the account of the Owner at a bank or other entity having appropriate facilities therefor as directed in writing by the Owner or by check mailed to the address of the Owner.

(t)

Section 4.02 of the Original Servicing Agreement is hereby amended by deleting the first paragraph of such section and replacing it with the following:

4.02  Servicer Remittance Report. (a) Not later than the 18th of the month or the next business day for each Distribution Date, the Servicer shall furnish to the Depositor with respect to clause (i) below and to the Trustee with respect to clause (ii) below, a monthly remittance advice statement (the “Servicer Remittance Report”) (in a format mutually agreed upon by the Servicer, the Trustee and the Depositor) containing such information as shall be reasonably requested (i) by the Depositor to enable the Depositor to disclose “static pool information”, as required by Item 1105 of Regulation AB, with respect to the Mortgage Loans, and (ii) by the Trustee to enable the Trustee to provide the reports required by Section 4.04 of the Trust Agreement as to the accompanying remittance and the period ending on the close of business on the last day of the related Prepayment Period. The Servicer shall concurrently deliver to the Depositor a data tape, in form and substance reasonably satisfactory to the Depositor, containing the information required pursuant to this Section 4.02(a) on a loan-by-loan basis for all of the Mortgage Loans.

(b) For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the “OTS” methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date. The Servicer hereby represents and warrants to the Depositor that this delinquency recognition policy is not less restrictive than any delinquency recognition policy established by the primary safety and soundness regulator, if any, of the Servicer.

(u)

Section 4.03(a) of the Original Servicing Agreement is hereby amended by inserting immediately after the first sentence of such section the following:

With respect to any balloon payment on a balloon Mortgage Loan, the Servicer shall only be obligated to advance the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Mortgage Loan.

(v)

Section 4.03(a) of the Original Servicing Agreement is hereby amended by adding to the end of the last sentence of such section after the word “laws” and before the period thereof the following:

or with respect to Prepayment Interest Shortfall Amounts in excess of its obligation to pay Compensating Interest

(w)

Section 5.01 of the Original Servicing Agreement is hereby amended by adding the following to the end of the second paragraph of such section:

The Servicer shall also be entitled to retain Prepayment Interest Excess to the extent not required to cover Prepayment Interest Shortfalls.

(x)

Section 5.02 of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

5.02  Repayment of Servicing Advances:  Subject to Section 3.05, on each Remittance Date, or upon liquidation or transfer of servicing of a Mortgage Loan, the Servicer shall be entitled to reimbursement for all due and unpaid P&I Advances and Servicing Advances.  The Servicer may reimburse itself from the funds in the Collection Account for due and unpaid Servicing Advances and P&I Advances prior to distribution of such funds to the Trustee.

(y)

Section 5.04 of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Section 5.04 Annual Statement of Compliance.  (a) Not later than March 5th of each calendar year commencing in 2007, the Servicer shall deliver, and the Servicer shall cause each Subservicer engaged by the Servicer and the Servicer shall cause each Subcontractor utilized by the Servicer (or by any such Subservicer) and determined by the Servicer, as applicable, pursuant to Section 3.19(e) to be “participating in a servicing function” within the meaning of Item 1122 of Regulation AB (in each case, a “Servicing Function Participant”), to deliver, each at its own expense, to the Depositor and the Trustee, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party’s assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.04 of the Trust Agreement, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person’s assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the applicable Servicing Criteria set forth on Exhibit J hereto, or as set forth in the notification furnished to the Depositor and the Trustee pursuant to Section 5.05(c). The Servicer hereby acknowledges and agrees that its assessments of compliance will cover the items identified on Exhibit J hereto. Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Servicer as to the nature of any material instance of noncompliance with the Servicing Criteria (and each Subservicer or Servicing Function Participant engaged or utilized by the Servicer or such Subservicer, as applicable), as the case may be.  None of the Servicer, or any Subservicer or Servicing Function Participant shall be required to cause the delivery of any such assessments until March 10th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

(z)

Section 5.05 of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

5.05 Annual Reports on Assessment of Compliance with Servicing Criteria.

(a) Not later than March 5th of each calendar year commencing in 2007, the Servicer shall cause, and the Servicer shall cause each Subservicer engaged by the Servicer and the Servicer shall cause each Servicing Function Participant utilized or the Servicer (or by any Subservicer engaged by the Servicer), to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 5.05(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person’s assessment of compliance with the Servicing Criteria applicable to it.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Promptly after receipt of each such accountants’ attestation report, the Depositor shall review the report and, if applicable, consult with the Servicer as to the nature of any defaults by the Servicer (and each Subservicer or Servicing Function Participant engaged or utilized by the Servicer, or by any Subservicer engaged by the Servicer), as the case may be, in the fulfillment of any of the Servicer’s, or the applicable Subservicer’s or Servicing Function Participant’s obligations hereunder or under any applicable sub-servicing agreement. Neither the Servicer or any Servicing Function Participant shall be required to cause the delivery of any such attestation required by this paragraph until March 10th in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

(b) No later than February 1 of each fiscal year, commencing in 2007, the Servicer shall notify the Trustee and the Depositor as to the name of each Subservicer engaged by it and each Servicing Function Participant utilized by it and by each Subservicer engaged by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant in each case, to the extent of any change from the prior year’s notice, if any. When the Servicer submits its assessment pursuant to Section 5.04, the Servicer will also at such time include the assessment (and related attestation pursuant to Section 5.05(a)) of each Servicing Function Participant utilized by it and by each Subservicer engaged by it.

(aa)

Section 5.08 of the Original Servicing Agreement is hereby created and added as follows:

5.08 Additional Indemnification by the Servicer; Third-Party Claims. (a) Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall indemnify the Depositor, the Sponsor, the Trustee and any director, officer, employee or agent of the Depositor, the Sponsor or the Trustee and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any failure by the Servicer or any Subservicer engaged by the Servicer or any Subcontractor utilized by the Servicer to deliver any information, report, certification or accountants’ letter when and as required under Sections 5.04, 5.05, 5.08 or 7.02, including without limitation any failure by the Servicer to identify pursuant to Section 3.02(e) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB.

(b)

If the indemnification provided for in this Section 5.08 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then the Servicer shall contribute to the amount paid or payable by the Person entitled to indemnification as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person on the one hand and the Servicer, on the other, in connection with the Servicer’s obligations pursuant to this Section 6.05. This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer.

(bb)

Section 6.01(a) of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)

The Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of New Jersey and the Servicer is duly licensed and qualified in all states which such licensing or qualification is required to conduct its business or perform its obligations hereunder and the Servicer is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;

(cc)

Section 7.04 of the Original Servicing Agreement is hereby deleted in its entirety.

(dd)

Clause (y) of Section 8.01(b) of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(y)

failure by the Servicer to duly perform, within the required time period, its obligations under Subsections 5.04 or 5.05 which failure continues unremedied for ten calendar days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement or by the Owner;”

(ee)

Section 8.01(h) of the Original Servicing Agreement is hereby deleted in its entirety.

(ff)

Section 8.02 of the Original Servicing Agreement is hereby deleted in its entirety.

(gg)

Section 9.01(a) of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a) The obligations and responsibilities of the Servicer created hereby shall terminate (A) on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale or auction of the property held by the Trust Fund in accordance with Section 7.01(b) or 7.01(c) of the Trust Agreement and (iii) the Latest Possible Maturity Date, (B) by the prior written mutual consent of the Servicer, the Owner and the Trustee or (C) pursuant to Section 8.01(c) hereof.

(hh)

Section 9.02 of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

9.02  The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Trustee or upon the determination that the Servicer’s duties hereunder are no longer permissible under applicable law, as evidenced by an Opinion of Counsel furnished on behalf of the Servicer to the Trustee, and such incapacity cannot be cured by the Servicer.

(ii)

Section 9.03 of the Original Servicing Agreement is hereby deleted in its entirety.

(jj)

The first sentence of each of Section 10.01 and Section 10.02(a) are hereby amended by adding to the end of each such first sentence before the period the following:

; provided, however, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to any such Successor Servicer

(kk)

Section 10.02(b) of the Original Servicing Agreement is hereby amended by adding “and P&I Advances” in the first sentence thereof, immediately following “Servicing Advances.”

(ll)

Section 10.03 of the Original Servicing Agreement is hereby created and added as follows:

10.03 Assignment; Sales; Advance Facilities.

Notwithstanding anything to the contrary contained herein, other than as provided in Section 7.04, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and the Owner; provided, however, the Servicer is hereby authorized to enter into a financing or other facility (an “Advance Facility”) under which (l) the Servicer sells, assigns or pledges to an Advancing Person such Servicer’s rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

Reimbursement amounts shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by- loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

The documentation establishing any Advance Facility shall require that reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first- in, first out” (FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each applicable Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by such Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the P&I Advances or Servicing Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of such P&I Advances or Servicing Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any such P&I Advances or Servicing Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for such P&I Advances or Servicing Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

(mm)

Section 15 of the Original Servicing Agreement is hereby amended by deleting “Subject to Section 7.04 herein” and replacing it with the following:

Except as otherwise provided herein.

(nn)

Section 20 of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Section 20.  Indemnification

(a)

The Servicer agrees to indemnify and hold the Trustee harmless from any liability, claim, loss or damage (including, without limitation, any reasonable legal fees, judgments or expenses relating to such liability, claim, loss or damage) to the Trustee resulting from the Servicer’s failure:

(i) to observe and perform any or all of Servicer’s duties, obligations, covenants, agreements, warranties or representations contained in this Agreement; or

(ii) to comply with all applicable requirements with respect to the servicing of the Mortgage Loans and the transfer of Servicing Rights as set forth herein.

The Servicer immediately shall notify the Depositor and the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor or the Trustee in respect of such claim. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of any Servicer.

(b)

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made by it herein, nor shall this provision protect the Owner, the Trustee, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Owner) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor and its Affiliates, the Owner, the Servicer and any director, officer, employee or agent of the Depositor, the Owner or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, in its discretion, undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee on behalf of the Trust and the Certificateholders hereunder.  In such event, the Servicer shall be entitled to reimbursement from the Trust Fund of the reasonable legal expenses and costs of such action.

(oo)

Section 23 of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Section 23  No Personal Solicitation.  From and after the Servicing Transfer Date, the Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without (i) the prior written consent of the Owner; or (ii) notice from the related borrower or obligor under a Mortgage Loan of such party’s intention to refinance such Mortgage Loan.  It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) is transferred to the Trustee pursuant to the Trust Agreement on the Closing Date and the Servicer shall take no action to undermine these rights and benefits.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Servicer or any affiliate of the Servicer which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 23.

(pp)

Section 25 of the Original Servicing Agreement is hereby deleted in its entirety and labeled “[Reserved].”

(qq)

Section 31 of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

Section 31 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Servicer, the Trustee and the Custodian shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Trustee and the Custodian, as applicable, reasonably believed by the Depositor to be necessary in order to effect such compliance.

(rr)

Exhibit I of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit I to this Assignment.

(ss)

Exhibit J of the Original Servicing Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit J to this Assignment.

(tt)

Exhibit K to this Assignment is hereby created and added as “Exhibit K” to the Original Servicing Agreement.

(uu)

Exhibit L to this Assignment is hereby created and added as “Exhibit L” to the Original Servicing Agreement.

(vv)

Exhibit M to this Assignment is hereby created and added as “Exhibit M” to the Original Servicing Agreement.

4.

Notices

The Depositor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is:

Morgan Stanley Capital I Inc.

1585 Broadway

New York, New York 10036

Attention:  Morgan Stanley Mortgage Loan Trust 2006-4SL

The Trustee’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is:

LaSalle Bank National Association

135 South LaSalle Street

Suite 1625

Chicago, Illinois 60603

Attention: Global Securities and Trust Services/Morgan Stanley Mortgage Loan Trust 2006-4SL

The Owner’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is:

Morgan Stanley Mortgage Capital Inc.

1221 Avenue of the Americas

New York, New York 10020

Attention: Morgan Stanley Mortgage Loan Trust 2006-4SL

With a copy to:

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Attention: General Counsel’s Office

The Servicer’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Agreement is:

HomEq Servicing Corporation

4837 Watt Avenue

North Highlands, California 95660-5101

Attention: Portfolio Management

Facsimile No. (916) 339-6995

With a copy to:

HomEq Servicing Corporation

1620 East Roseville Parkway, Suite 210

Second Floor

Roseville, California 95661

Attention: Legal Department

Facsimile No. (916) 339-6995

5.

Certain Matters Regarding the Trustee

Each party hereto hereby agrees as follows:

Notwithstanding any term hereof to the contrary, the execution and delivery of this Assignment by Trustee is solely in its capacity as trustee for Morgan Stanley Mortgage Loan Trust 2006-4SL and not individually, and any recourse against Trustee in respect of any obligations it may have under or pursuant to the terms of this Assignment (if any) shall be limited solely to the assets it may hold as trustee of Morgan Stanley Mortgage Loan Trust 2006-4SL.

6.

Continuing Effect

Except as contemplated by this Assignment, the Servicing Agreement shall remain in full force and effect in accordance with its terms.

7.

Governing Law

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

8.

Counterparts

This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

9.

Definitions

Any capitalized term used but not defined in this Assignment has the same meaning as in the Servicing Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement to be executed by their duly authorized officers as of the date first above written.

Owner	Trustee
MORGAN STANLEY MORTGAGE CAPITAL INC.	MORGAN STANLEY MORTGAGE LOAN TRUST 2006-4SL BY: LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE
/s/Steven Shapiro	/s/Susan L. Feld
By: Steven Shapiro	By: Susan L. Feld
Its: Managing Director	Its: Assistant Vice President

Servicer
HOMEQ SERVICING CORPORATION

By: /s/Arthur Lyon
Its: Arthur Lyon

Acknowledged and Agreed:

MORGAN STANLEY CAPITAL I INC.	GMAC MORTGAGE CORPORATION
/s/Stephen Shapiro	/s/Wesley B. Howard
By: Stephen Shapiro	By: Wesley B. Howard
Its: Managing Director	Its: Vice President

EXHIBIT I

FORM OF CERTIFICATION TO BE PROVIDED

BY THE SERVICER TO DEPOSITOR

Re: Morgan Stanley Mortgage Loan Trust 2006-4SL (the “Trust”), Mortgage

Pass-Through Certificates, Series 2006-4SL, issued pursuant to the Trust Agreement, dated as of January 1, 2006, among Morgan Stanley Capital I Inc., as Depositor

HomeEq Servicing Corporation (the “Servicer”), as servicer under the Assignment and Assumption Agreement dated March 30, 2006 (the “Servicing Agreement”) among the Depositor, the Servicer and the Trustee and acknowledged by GMAC Mortgage Corporation, certifies to the Depositor and the Trustee, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) The Servicer has reviewed the servicer compliance statement of the Servicer and the compliance statements of each Subservicer, if any, engaged by the Servicer provided to the Depositor and the Trustee for the Trust’s fiscal year [___] in accordance with Item 1123 of Regulation AB (each a “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”) and reports on assessment of compliance with servicing criteria for asset-backed securities of the Servicer and of each Subservicer or Subcontractor, if any, engaged or utilized by the Servicer provided to the Depositor and the Trustee for the Trust’s fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (each a “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during [____] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the “Servicing Information”);

(2) Based on the Servicer’s knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3) Based on the Servicer’s knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Servicing Agreement has been provided to the Trustee;

(4) Based on the Servicer’s knowledge and the compliance review conducted in preparing Compliance Statement of the Servicer and, if applicable, reviewing each Compliance Statement of each Subservicer, if any, engaged by the Servicer, and except as disclosed in such Compliance Statement[(s)], the Servicer [(directly and through its Subservicers, if any)] has fulfilled its obligations under the Servicing Agreement in all material respects.

(5) Each Servicing Assessment of the Servicer and of each Subservicer or Subcontractor, if any, engaged or utilized by the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

Date:

By:

Name:

Title:

EXHIBIT J

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer[, each Subservicer] [and] [each Subcontractor] shall address, at a minimum, the criteria identified below “Applicable Servicing Criteria”:

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Trustee/Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Trustee/Servicer
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Servicer
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Servicer/Trustee
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

Servicer/Trustee
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Servicer/Trustee
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution  that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

Servicer/Trustee
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Servicer/Trustee
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Servicer/Trustee
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with the investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

Trustee/Servicer
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Trustee/Servicer
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Trustee/Servicer
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Trustee/Servicer
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Custodian/ Trustee/Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	Custodian/Trustee/Servicer
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Trustee/Servicer
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

Servicer
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

Servicer
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Servicer
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Servicer
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

Servicer
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments,  provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

Servicer
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

Servicer
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Trustee

EXHIBIT K

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Any information required by Item 1121 of Regulation AB which is NOT included on the Monthly Statement	Servicer Trustee
Item 2: Legal Proceedings per Item 1117 of Regulation AB

(i) All parties to the Agreement (as to themselves), (ii) the Trustee and Servicer as to the issuing entity, (iii) the Depositor as to the sponsor, and each Originator or any Regulation AB Item 1100(d)(1) party

Item 3: Sale of Securities and Use of Proceeds	Depositor
Item 4: Defaults Upon Senior Securities	Trustee
Item 5: Submission of Matters to a Vote of Security Holders	Depositor or the party to this Agreement submitting such matter to a vote of Certificateholders
Item 6: Significant Obligors of Pool Assets	N/A
Item 7: Significant Enhancement Provider Information	Depositor
Item 8: Other Information	Any party to the Agreement responsible for disclosure items on Form 8-K
Item 9: Exhibits	Trustee

EXHIBIT L

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
Item 9B: Other Information	Any party to the Agreement responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Trustee Depositor
Additional Item: Disclosure per Item 1117 of Regulation AB	(i) All parties to the Agreement (as to themselves), (ii) the Trustee and Servicer as to the Trust, (iii) the Depositor as to the sponsor and each Originator or any 1100(d)(1) party
Additional Item: Disclosure per Item 1119 of Regulation AB	(i) All parties to the Agreement (as to themselves), (ii) the Depositor as to the sponsor
Additional Item: Disclosure per Item 1112(b) of Regulation AB	N/A
Additional Item: Disclosure per Items 1114(b) and 1115(b) of Regulation AB	Depositor

EXHIBIT M

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement	The party to this Agreement entering into such material definitive agreement
Item 1.02- Termination of a Material Definitive Agreement	The party to this Agreement requesting termination of a material definitive agreement
Item 1.03- Bankruptcy or Receivership	(i) All parties to the Agreement (as to themselves), (ii) the Trustee and Servicer as to the Trust, (iii) the Depositor as to the sponsor and each Originator or any 1100(d)(1) party
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Trustee/Depositor
Item 3.03- Material Modification to Rights of Security Holders	The party requesting such modification
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Trustee	Servicer, Trustee
Item 6.03- Change in Credit Enhancement or External Support	Depositor/ Trustee
Item 6.04- Failure to Make a Required Distribution	Trustee
Item 6.05- Securities Act Updating Disclosure	Depositor
Item 7.01- Regulation FD Disclosure	Depositor
Item 8.01	Depositor